UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 7, 2013

LaserLock Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	0-31927 (Commission File Number)	23-3023677 (I.R.S. Employer Identification No.)

837 Lindy Lane
Bala Cynwyd, PA	19004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 668-1952

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On May 7, 2013, management of LaserLock Technologies, Inc. (the “Company”), after consultation with Morison Cogen LLP (“Morison Cogen”), the Company’s independent registered public accounting firm, concluded that the 2012 consolidated financial statements set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 (the “2012 10-K”) improperly classified as equity the warrants issued pursuant to the December 31, 2012 major agreements described in Note 7 to the financial statements included in the 2012 10-K, and that such financial statements can thus no longer be relied upon.  Similarly, Morison Cogen’s report on the consolidated financial statements for the fiscal year ended December 31, 2012 should no longer be relied upon.

In accordance with FASB ASC 815-40, the warrants should have been classified as liabilities instead of as equity, due to the fact that such warrants contain a reset provision which requires the Company to reduce the exercise price of the warrants if the Company issues additional shares of common stock, as defined in the warrant agreement, at a price lower than the exercise price of the warrants in effect at that time.

The Company will prepare restated consolidated financial statements for inclusion in an amendment to the 2012 10-K, which amendment the Company will file shortly with the Securities and Exchange Commission.

The Company notes that the restated financial statements will not reflect any change in any line items in the consolidated statements of operations and that the reclassification had no effect on the net loss or the loss per share for the year ended December 31, 2012 and no effect on the net loss for the period from November 10, 1999 (date of inception) to December 31, 2012.

As part of its consideration of the above described accounting issues, the Company has assessed its internal control over financial reporting and has concluded that a material weakness existed as of December 31, 2012 that allowed the error in the financial statements.  The Company believes that is has taken appropriate measures to correct this material weakness, as described in the above-mentioned amendment to the 2012 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LASERLOCK TECHNOLOGIES, INC.

	By:	/s/ Norman A. Gardner
Norman A. Gardner
Vice Chairman and CEO

Dated: May 13, 2013

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